CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-52723) and in the related Prospectuses of our report dated February 3, 1999 with respect to the financial statements of Boston Towne Press, Inc. included in this Current Report (Form 8-K/A) of Cunningham Graphics International, Inc. dated March 29, 1999.



                                               /s/ H.R. Margolis Company



Philadelphia, Pennsylvania
March 29, 1999